Exhibit 11.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Annual Report on Form 1-K of our report dated April 29, 2022 relating to the financial statements of Emerald Health Pharmaceuticals Inc.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

April 29, 2022